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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]





                                March 13, 1998


Standard Pacific Corp.                                        C 87007-01344
1565 MacArthur Boulevard
Costa Mesa, California 92626

       Re:  Standard Pacific Corp. - Registration Statement on Form S-4

Gentlemen:

       We have acted as counsel for Standard Pacific Corp., a Delaware corporation (the "Company"), in connection with the registration by the Company of its 8% Series A Senior Notes Due 2008 (the "Notes") pursuant to a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Company proposes to offer the Notes in exchange for its outstanding 8% Senior Notes Due 2008 (the "Old Notes"), sold to SBC Warburg Dillon Read Inc., BancAmerica Robertson Stephens and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the "Initial Purchasers") for resale pursuant to Rule 144A and Regulation S under the Act.

       On the basis of such investigation as we have deemed necessary, we are of the opinion that (i) the Notes have been duly authorized and (ii) when issued and exchanged pursuant to the Registration Statement and exhibits thereto, will constitute validly issued and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and remedies generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement.

                                    Very truly yours,


                                    /s/ Gibson, Dunn & Crutcher

                                    GIBSON, DUNN & CRUTCHER LLP